UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 20, 2005

                        HUGO INTERNATIONAL TELECOM, INC.

             (Exact name of Registrant as Specified in its Charter)

        Delaware                    001-16207                  98-0226479
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)

             54 Broad Street, Suite 200B, Red Bank, New Jersey 07701
              (Address of Principal Executive Offices and Zip Code)

                                 (732) 212-1133
               (Registrant's Telephone Number, Including Area Cod)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

                        HUGO INTERNATIONAL TELECOM, INC.
                                    FORM 8-K
                                January 20, 2005
                                      INDEX

                                                                        --------
                                                                          Page
                                                                        --------

SECTION 5        DIRECTORS

                 Item 5.01 - Directors                                       3

SECTION 9        FINANCIAL STATEMENTS and EXHIBITS                           4

SIGNATURES                                                                   4

SECTION 5 -

Item 5.01 -

On January 20, 2005 John Foden, the sole director of Hugo International Telecom, Inc. ("Hugo") appointed additional directors to serve until the next annual meeting of shareholders:

            John Figliolini
            Brian Zucker
            Louis Feld
            Rafael Marte
            Leon Golden

Mr. Figliolini was also appointed President pro tem and Mr. Zucker Secretary. Mr. Figliolini is also the principal of Jesse Dylan Capital, Inc., a consultant to the Company and such company owns 14,750,000 shares of the registrant.

Thereafter Mr. Foden resigned as CEO and director of the Company effective January 20, 2005.

John Figliolini has been in the finance business since 1982. He has held senior management positions at several Wall Street firms.

In 1992, he founded and was President of Berkshire International Finance, Inc. a private Investment Banking firm. During that time he raised over $350 Million for some 35 public companies. In 1997 he founded and was President of Phillip Louis Trading, Inc. ("PILL"), a NASD, SIPC and SEC registered broker/dealer. PILL was a NASDAQ market maker. For a short period of time Mr. Figliolini was also President of Atlantis Business Development Corp., BDC governed by the 1940 Investment Company Act.

Brian Zucker. Mr. Zucker has previously served as CEO, President, Chairman of the Board and Chief Financial Officer of Atlantis Business Development Corporation. He is a CPA and possesses various NASD licenses, which through his own accounting firm, provides tax, consulting and other services to numerous broker dealers, hedge funds and high net worth individuals.

He has served as Managing Director of American Frontier Financial Corporation, a full service investment and brokerage firm. As a member of their investment banking committee he was responsible for evaluation and approving investment opportunities for the firm.

He has over 20 years experience as a Certified Public Accountant and began his career as a Senior Consultant at both Price Waterhouse and Deloitte Haskins and Sells. He holds a Bachelor's degree in Public Accounting from Pace University in New York. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPA's. NASD licenses include series 7, 63, 24, and 27.

Rafael Marte. Mr. Marte has been a CPA for 21 years. He has his own accounting firm providing tax and various other accounting services to individuals, partnerships and corporations. He also possesses a NASD Financial and Operations Principal license and oversees the financial operations for six (6) NASD Broker Dealers. He has a BBA from Barach College which was paid with military in the U.S. Army for seven (7) years, where he earned the rank of staff sergeant.

Louis Feld. Mr. Feld is a CPA and owner of a scrap metal business for the past eleven years. Prior to that, he worked in finance for NBC. He earned a B.S. degree in accounting from Brooklyn College and began his career working for Peat Marwick Main and Co.

Leon Golden. Mr. Golden is a certified public accountant with over 17 years of experience. For the past two years, Mr. Golden has had his own CPA practice in New York City, and prior to that he worked as a public accountant for another New York City CPA Firm for fifteen years. Mr. Golden serves on the board of directors of ABDC (OTCBB--ABDV). Mr. Golden holds a B.S. degree in Accounting from Brooklyn College.

SECTION 9.

Item 9.01.  Financial Statements and Exhibits.

      (a)   Financial Statements.

            None.

      (b)   Exhibits

            1. Resignation of John Foden as officer and director effective January 20, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2005                  HUGO INTERNATIONAL TELECOM, INC.


                                        By: /s/ John Figliolini
                                        --------------------------------
                                            John Figliolini
                                            President Pro-Tem